UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2009

Meade Instruments Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22183 (Commission File Number)	95-2988062 (IRS Employer Identification Number)

6001 Oak Canyon, Irvine, California (Address of principal executive offices)		92618 (Zip Code)

Registrant’s telephone number, including area code:
(949) 451-1450

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2009, the Company’s Board of Directors voted by an Action by Unanimous Written Consent to amend Section 3.02(a) of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to reduce the size of the Board from seven (7) members to four (4) members as permitted under the Bylaws.  The Board of Directors has taken this action as a result of the recent resignations from the Board of Directors by James Chadwick, Harry Casari and Steven Muellner.  Section 3.02(a) of the Bylaws was amended to read as follows:

“(a)         The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office.  The exact number of directors shall be four (4) until changed, within the limits specified above, by resolution, duly approved by the Board of Directors.  The maximum and minimum number of directors permitted under these Bylaws may not be amended without a duly adopted amendment to these Bylaws approved in accordance with the provisions of the Corporation’s Certificate of Incorporation.  Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a one-year term until the next annual meeting of stockholders of the Corporation or until each director’s earlier death, resignation or removal.  The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including provisions for no cumulative voting.”

Item 9.01                                             Financial Statements and Exhibits

(d) The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Title or Description
3.11	Amendment to Article III, Section 3.02(a) of the Amended and Restated Bylaws of Meade Instruments Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009	MEADE INSTRUMENTS CORP. (Registrant)

	By:	/s/ Paul E. Ross
Senior Vice President — Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title or Description
3.11	Amendment to Article III, Section 3.02(a) of the Amended and Restated Bylaws of Meade Instruments Corp.